SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 20, 2004
(Date of Earliest Event Reported)

Jefferson-Pilot Corporation
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	1-5955 (Commission File Number	56-0896180 (I.R.S. Employer Identification No.)

100 North Greene Street, Greensboro, North Carolina 27401
(Address of principal executive offices) (Zip Code)

(336) 691-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

Our Form 10-K for the year ended 2003 reflected certain changes in format and classification versus the presentation in our fourth quarter 2003 earnings release (see our Form 8-K dated February 2, 2004 for our fourth quarter 2003 earnings release). We expect to make certain additional format changes in our earnings release for the first quarter of 2004. We believe these changes provide greater insight into our operating results. The purpose of this Form 8-K is to provide investors and analysts with historical quarterly information in the format we intend to use prospectively.

Throughout this Form 8-K, “reportable segment results” is defined as net income before realized investment gains and losses (and cumulative effect of change in accounting principle, if applicable). Reportable segment results is a non-GAAP measure. We believe reportable segment results provides relevant and useful information to investors, as it represents the basis on which we assess the performance of our business segments. We deem reportable segment results to be a meaningful measure for this purpose because, except for losses from other-than-temporary impairments, realized investment gains and losses occur primarily at our sole discretion. Note that reportable segment results as described above may not be comparable to similarly titled measures reported by other companies.

This Form 8-K is also being posted on JP’s corporate website www.jpfinancial.com.

Item 7. Exhibits

Exhibit 99 – Selected Press Release schedules of Jefferson-Pilot Corporation providing historical quarterly results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JEFFERSON-PILOT CORPORATION

/s/ Robert A. Reed

By: Robert A. Reed
Name: Robert A. Reed
Title: Vice President

Dated: April 20, 2004

EXHIBIT INDEX

Exhibit	Description

99	Selected Press Release schedules of Jefferson-Pilot Corporation providing historical quarterly results.

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